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                                                                    EXHIBIT 99.2

                         ThermoEnergy Elaborates on TIPS
                             Federal Grants Process

                     ThermoEnergy Also Announces Termination
                           of Three Battelle Licenses

     LITTLE ROCK, Ark. -- (Business Wire) -- February 22, 2005 -- In response to questions relating to the Company's press release dated January 5, 2005, with respect to federal funding for energy projects, the Company seeks to describe the grant process in further detail. The Consolidated Appropriations Act of 2005 that was signed into law on December 8, 2004, included authorization for $2.3 million in federal funding for research and development projects that may benefit the Company's patented ThermoEnergy Integrated Power System, which it refers to as "TIPS." While the Act itself does not specifically authorize these appropriations, the House / Senate Conference Committee Report that accompanied the bill describes appropriations for three projects directed toward a thermoenergy integrated power system, which is the patented intellectual property of ThermoEnergy Corporation. The Conference Report provided for appropriations of $500,000 for the thermoenergy research project for the University of Nevada -- Reno; $800,000 for domestic fossil fuel research, including a thermoenergy integrated power system to achieve an advanced level of clean, economical power generation from coal; and $1.5 million from the science and technology budget for the Healy Zero Air Emission Technology. ThermoEnergy sought these grants in conjunction with the University of Nevada-Reno, the Texas Energy Center and the State of Alaska.

         ThermoEnergy may or may not be the direct recipient of these grant funds. In cases where the funds are channeled through other entities such as universities or state agencies, ThermoEnergy believes it has reached an understanding with these grantees that they will contract with ThermoEnergy to perform some portion of the research as provided for in the grants. If the money is appropriated and the research does demonstrate the viability of TIPS as an effective means of generating clean electric power from coal, other fossil fuels and/or biomass, ThermoEnergy believes that it will benefit as the patent holder of the technology. ThermoEnergy intends to subcontract a substantial part of the personnel and technical support requirements for any contracted project.

         On a separate matter, ThermoEnergy also announces that as of Monday, February 14, 2005, it terminated three of its License Agreements with Battelle Memorial Institute ("BMI"), which include the Sludge-To-Oil Reactor System ("STORS"), the Nitrogen Removal Process ("NitRem") and the Dual-Shell Reactor System, a hardware technology in which STORS and NitRem are conducted ("DSR"). The Company incurred no material costs in connection with the terminations. ThermoEnergy never derived any revenue from the STORS, NitRem and DSR technologies and does not believe that the termination of the licenses will have a material adverse affect on the Company, its business or its financial results. The termination of the licenses will enable the Company to focus 100% of its economic and human resources on commercializing the Ammonia Recovery Process ("ARP"), another BMI technology licensed to the Company, and the

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ThermoEnergy Integrated Power System ("TIPS"), a ThermoEnergy technology. The
Company believes that the ARP and TIPS technologies represent the best long-term economic potential for the Company.

ABOUT THERMOENERGY

         Founded in 1988, ThermoEnergy is an integrated technologies company that is seeking to commercialize municipal and industrial wastewater treatment and power generation technologies to which it has the rights. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com.

         THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD LOOKING" STATEMENTS, USUALLY CONTAINING THE WORD "BELIEVE," "ESTIMATE," "PROJECT," "EXPECT" OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.


---------------------------------
Contact:
  ThermoEnergy Corporation
  For Technology
  Alex Fassbender, 509-375-0847
  or
  For Corporate
  Dennis C. Cossey, 501-376-6477
  www.thermoenergy.com